HemaCare Reports Profitable First Quarter

Sales Growth and Cost Savings Produce $404,000 Improvement in Net Income

LOS ANGELES, CA -- 05/12/2008 -- HemaCare Corporation (OTCBB: HEMA) announced today first quarter 2008 results. The Company generated $8.6 million in revenue, a 3% improvement, over the first quarter of 2007 excluding discontinued operations. Net income was $87,000 for continuing operations, compared to a loss of $317,000 for the first quarter of 2007 excluding discontinued operations. The gross profit rate, which was 17.5% compared to 13.8%, was the principal driver of this $404,000 improvement in net income.

Revenue from the Company's blood products segment grew 3% to $6.7 million principally due to better pricing. Sales growth combined with cost containment initiatives resulted in segment gross profits of $906,000, a 28% improvement from the prior year period. The Company's blood services segment grew 4% to $1.9 million, principally due to better net realized price. Improved operating efficiencies grew gross profit for this segment 33% to $599,000.

General and administrative expenses declined 4% year over year. This was mostly attributable to reductions in share-based compensation and outside services costs, which were partially offset by increases in insurance and interest expense. For the first quarter of 2008, general and administrative expenses represented 16.4% of revenue, a decrease from the 17.6% reported in the 2007 period.

Commenting on the results, Jay Steffenhagen, the Company's Chairman and Interim Chief Executive Officer, stated, "I am pleased to report progress in returning HemaCare to growth and profitability. This is the second consecutive quarter of profits from continuing operations and it is important to note that this has been achieved while also investing in initiatives that will drive future growth. HemaCare's management team continues to focus on strengthening company capabilities that will be the basis for increasing sales, profits and shareholder value."

About HemaCare Corporation

Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry. HemaCare is licensed by the FDA and accredited by the AABB. The Company focuses on the customized delivery of human blood-related products and services.

This press release contains "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words "anticipates," "expects," "intends," "plans" and similar expressions. These forward-looking statements include, but are not limited to, progress in returning HemaCare to growth and profitability and HemaCare's management team continues to focus on strengthening company capabilities that will be the basis for increasing sales, profits and shareholder value. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the following: the Company reported losses for all of 2007 and may not return to profitability, the Company is in default under the HemaBio notes which could result in acceleration of note obligations which the Company has insufficient resources to satisfy; its ability to continue to control general and administrative expenses as a percent of sales; the need to successfully complete its operating plan to improve profits; the potential loss of the Company's lines of credit; the potential inability of the Company to meet future capital needs; changing demand for blood products could affect profitability; market prices might not rise as costs increase; competition may cause a loss of customers and an increase in costs; operations depend on obtaining the services of qualified medical professionals and competition for their services is strong; declining blood donations; the Company's dependence on reimbursement rates of third party payors; targeted partner blood drives involve higher collection costs; reliance on relatively few vendors for significant supplies and services could affect the Company's ability to operate; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the impact of heavy regulation in the Company's industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company's charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; strategy to acquire companies may result in unsuitable acquisitions or failure to successfully integrate acquired companies, which could lead to reduced profitability; volatility in stock price; potential dilution that could result from future sales of the Company's common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

(Financial Table Follows)

                             HemaCare Corporation
                         Condensed Consolidated Data
                                 (Unaudited)

                                              Three Months Ended March 31,
                                                  2008          2007(1)
                                              -------------- -------------
Statements of Income (Operations)

Revenues                                      $    8,608,000 $   8,354,000

Gross profit                                  $    1,505,000 $   1,157,000

General and administrative expenses           $    1,413,000 $   1,474,000
                                              -------------- -------------

Income (loss) from continuing operations
 before income taxes                          $       92,000 $    (317,000)

Provision for income taxes                    $        5,000 $           -
                                              -------------- -------------

Income (loss) before continuing operations    $       87,000 $    (317,000)

Loss from discontinued operations             $            - $     (30,000)
                                              -------------- -------------

Net income (loss)                             $       87,000 $    (347,000)
                                              ============== =============

Basic earnings (loss) per share               $         0.01 $       (0.04)
                                              ============== =============

Diluted earnings (loss) per share             $         0.01 $       (0.04)
                                              ============== =============

Weighted average shares outstanding - basic        8,909,000     8,496,000
                                              ============== =============

Weighted average shares outstanding - diluted      9,053,000     8,496,000
                                              ============== =============

(1)  Reclassified

                                              -------------- -------------
                                                 March 31,    December 31,
                                                   2008           2007
                                              -------------- -------------
Balance Sheets

Assets
Cash and cash equivalents                     $      570,000 $     420,000
Other current assets                               7,392,000     7,135,000
Non-current assets                                 4,808,000     4,939,000
                                              -------------- -------------
Total assets                                  $   12,770,000 $  12,494,000
                                              ============== =============

Liabilities and Shareholders' Equity
Current liabilities                           $    8,717,000 $   8,791,000
Long-term liabilities                                631,000       631,000
Shareholders' equity                               3,422,000     3,072,000
                                              -------------- -------------
Total liabilities and shareholders' equity    $   12,770,000 $  12,494,000
                                              ============== =============

Contact:
HemaCare Corporation
Robert S. Chilton
Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com